EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012, appearing in Mackinac Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PLANTE MORAN, PLLC
Plante Moran, PLLC

Grand Rapids, Michigan
August 9, 2012